Exhibit 99.1

Groupon Announces Third Quarter 2013 Results and
Agreement to Acquire Ticket Monster

•	Gross billings of $1.34 billion

•	Revenue of $595.1 million

•	GAAP operating income of $13.8 million; $39.2 million excluding stock compensation costs

•	GAAP loss per share of $0.00; earnings per share of $0.02 excluding stock compensation costs

CHICAGO - (BUSINESS WIRE) - November 7, 2013 - Groupon, Inc. (NASDAQ: GRPN) today announced financial results for the quarter ended September 30, 2013.

"Our Local business showed continued strength in the quarter, particularly in North America," said Eric Lefkofsky, CEO of Groupon. "Mobile adoption continued to increase in Q3, reflected in our record 9 million app downloads. We're pleased with our progress, but we still have work to do as we transform the business from our daily deal email roots to a full ecommerce marketplace."

"We're also excited to announce today that we've signed an agreement to acquire Ticket Monster, one of the leading ecommerce companies in Korea," added Lefkofsky. "Ticket Monster has been successful building a mobile commerce business in one of the largest markets in the world. It will serve as the cornerstone of our Asian business, bringing scale and ecommerce expertise to that region."

Third Quarter 2013 Summary

Gross billings, which reflect the total dollar value of customer purchases of goods and services, excluding any applicable taxes and net of estimated refunds, increased 10% globally to $1.34 billion in the third quarter 2013, compared with $1.22 billion in the third quarter 2012. North America growth of 20% and EMEA growth of 12% was offset by a 13% decline in Rest of World.

Revenue increased 5% to $595.1 million in the third quarter 2013, compared with $568.6 million in the third quarter 2012. North America revenue growth of 24% was offset by a 21% decline in EMEA and a 4% decline in Rest of World.

Gross profit was $359.6 million in the third quarter 2013, compared with $386.8 million in the third quarter 2012.

Operating income was $13.8 million in the third quarter 2013, compared with $25.4 million in the third quarter 2012. Operating income decreased $13.6 million compared with the second quarter 2013.

Operating income excluding stock compensation and acquisition-related costs, net, a non-GAAP financial measure, was $39.2 million in the third quarter 2013, compared with $50.5 million in the third quarter 2012. Operating income excluding stock compensation and acquisition-related costs, net, decreased $19.9 million compared with the second quarter 2013.

Revenue and operating profit in the third quarter 2012 included a one-time increase of $18.5 million related to breakage, or income related to unredeemed Groupons internationally, resulting from a tax ruling in Germany.

Adjusted EBITDA, a non-GAAP financial measure, was $62.3 million in the third quarter 2013, compared with $65.8 million in the third quarter 2012.

Third quarter 2013 net loss attributable to common stockholders was $2.6 million, or $0.00 per share, including stock compensation and acquisition-related costs, net, of $25.3 million ($17.0 million net of tax). Earnings per share excluding stock compensation and acquisition-related costs, net of tax, a non-GAAP financial measure, was $0.02 per share.

Operating cash flow for the trailing twelve months ended September 30, 2013 was $105.9 million. Free cash flow, a non-GAAP financial measure, was negative $27.0 million in the third quarter 2013, bringing free cash flow for the trailing twelve months ended September 30, 2013 to $22.3 million.

At the end of the quarter, Groupon had $1.1 billion in cash and cash equivalents.

Definitions and reconciliations of all non-GAAP financial measures are included below in the section titled "Non-GAAP Financial Measures" and in the accompanying tables.

Third Quarter Operating Highlights

•
Global units: Consolidated units, defined as vouchers and products sold before cancellations and refunds, increased 9% year-over-year to 46 million. North America units increased 19%, EMEA units increased 1%, and Rest of World units were flat year-over-year.

•
Active deals: At the end of the third quarter 2013, active deals in North America were estimated to be more than 65,000 on average, compared with more than 54,000 at the end of the second quarter 2013.

•
Active customers: Active customers, or customers that have purchased a Groupon within the last twelve months, grew 10% year-over-year, to 43.5 million as of September 30, 2013, comprising 19.9 million in North America, 14.0 million in EMEA, and 9.6 million in Rest of World.

•	Customer spend: Third quarter 2013 trailing twelve month billings per average active customer was $137, compared with $138 in the second quarter 2013.

•
Mobile: In September 2013, North America achieved a milestone, with more than half of transactions completed on mobile devices. This contributed to the more than 40% of transactions completed on mobile devices in the month globally. More than 60 million people have now downloaded Groupon mobile apps worldwide, with more than 9 million people downloading them in the third quarter alone.

•
Marketplace: The rollout of Groupon's marketplace ("Pull") continues to gain traction. In September 2013, approximately 6% of total traffic in North America was related to search activity, with customers that search spending over 25% more than those that do not.

Share Repurchase Program
During the third quarter of 2013, Groupon repurchased 770,900 shares of Class A common stock under its share repurchase authorization at an average price of $11.67 per share, for an aggregate purchase price of $9.0 million. Up to approximately $291 million of Class A common stock remains available for repurchase under the August 2013 share repurchase authorization. The program, which is intended to offset dilution from employee stock grants, terminates in August 2015.

Acquisition of Ticket Monster
Groupon also announced today that it has entered into an agreement to acquire Ticket Monster, a Korean ecommerce company, for aggregate consideration of $260 million, including at least $100 million in cash, and up to $160 million in Groupon Class A common stock, with the final cash and stock allocation to be determined upon close.

Ticket Monster is a leading ecommerce company in South Korea, and a subsidiary of LivingSocial, Inc. Founded in 2010, the Company serves millions of customers with a broad range of product, local and travel offers, and is one of the fastest growing ecommerce companies in the region. Ticket Monster has more than $800 million of annualized billings.

"Ticket Monster is a great fit for Groupon. The team shares our vision, already leveraging a truly mobile marketplace as well as one that has little reliance on email," said Lefkofsky. "Ticket Monster is one of Korea's most recognized and trusted brands, and we're thrilled to have them join the family."

The transaction is currently expected to close in the first half of 2014, subject to regulatory approval by the Korean Fair Trade Commission and the satisfaction of other customary closing conditions.

Outlook
In the fourth quarter 2013, Groupon anticipates normal seasonal strength and strong holiday sales interest, in addition to email headwinds and further investment in marketing initiatives to drive adoption of the Pull marketplace. As a result, for the fourth quarter 2013, the Company expects revenue of between $690 million and $740 million, operating income excluding stock compensation and acquisition-related expenses of between $40 million and $60 million, and earnings per share excluding stock compensation and acquisition-related expenses, net of tax, of between $0.00 and $0.02. Stock compensation is expected to be approximately $30 million, or approximately $20 million net of tax.

As a result, Groupon now expects full year 2013 GAAP operating income of between $72 million and $92 million.

This outlook includes costs related to the acquisition of Ticket Monster. It does not assume any additional impact of this or other acquisitions or investments, or material changes in foreign exchange rates.

Conference Call
A conference call will be webcast live today at 4:00 p.m. CT / 5:00 p.m. ET, and will be available on Groupon's investor relations website at http://investor.groupon.com. This call will contain forward-looking statements and other material information regarding the Company's financial and operating results.

Groupon encourages investors to use its investor relations website as a way of easily finding information about the company. Groupon promptly makes available on this website, free of charge, the reports that the company files or furnishes with the SEC, corporate governance information (including Groupon's Global Code of Conduct), and select press releases and social media postings.

Non-GAAP Financial Measures
In addition to financial results reported in accordance with U.S. generally accepted accounting principles (U.S. GAAP), we have provided the following non-GAAP financial measures in this release and the accompanying tables: foreign exchange rate neutral operating results, operating income (loss) excluding stock-based compensation and acquisition-related expense (benefit), net, Adjusted EBITDA, earnings per share excluding stock-based compensation and acquisition-related expense (benefit), net, and free cash flow. These non-GAAP financial measures are presented to aid investors in better understanding Groupon's performance and to facilitate comparisons to many of our peers who present similar measures. However, these measures are not intended to be a substitute for those reported in accordance with U.S. GAAP. These measures may be different from non-GAAP financial measures used by other companies, even when similar terms are used to identify such measures. For reconciliations of these measures to the most applicable financial measures under U.S. GAAP, see "Non-GAAP Reconciliation Schedules" and "Supplemental Financial Information and Business Metrics" included in the tables accompanying this release.

We exclude the following items from one or more of our non-GAAP financial measures:

Stock-based compensation. We exclude stock-based compensation because it is primarily non-cash in nature and we believe that non-GAAP financial measures excluding this item provide meaningful supplemental information about our operating performance and liquidity.

Acquisition-related expense (benefit), net. Acquisition-related expense (benefit), net represents the change in the fair value of contingent consideration arrangements related to business combinations. The composition of our contingent consideration arrangements and the impact of those arrangements on our operating results vary over time based on a number of factors, including the terms of our business combinations and the timing of those transactions. We exclude acquisition-related expense (benefit), net because we believe that non-GAAP financial measures excluding this item provide meaningful supplemental information about our operating performance and facilitate comparisons to our historical operating results.

Depreciation and amortization. We exclude depreciation and amortization because it is non-cash in nature and we believe that non-GAAP financial measures excluding these items provide meaningful supplemental information about our operating performance and liquidity.

Descriptions of the non-GAAP financial measures included in this release and the accompanying tables are as follows:

Foreign exchange rate neutral operating results show our current period operating results as if foreign currency exchange rates had remained the same as those in effect in the comparable period.

Operating income (loss) excluding stock-based compensation and acquisition-related expense (benefit), net is a non-GAAP financial measure that comprises the consolidated total of the segment operating income (loss) of our three segments, North America, EMEA, and Rest of World. We use consolidated operating income (loss) excluding stock-based compensation and acquisition-related expense (benefit), net to allocate resources and evaluate performance internally.
Adjusted EBITDA is a non-GAAP financial measure that we define as net income (loss) excluding income taxes, interest and other non-operating items, depreciation and amortization, stock-based compensation, and acquisition-related expense (benefit), net. Adjusted EBITDA is similar to Operating income (loss) excluding stock-based compensation and acquisition-related expense (benefit), net, except Adjusted EBITDA also excludes depreciation and amortization. Our definition of Adjusted EBITDA may differ from similar measures used by other companies, even when similar terms are used to identify such measures. We believe that Adjusted EBITDA is a meaningful measure for evaluating our operating performance.
Earnings per share excluding stock-based compensation and acquisition-related expense (benefit), net is a non-GAAP financial measure that adjusts our earnings (loss) per share to exclude the impact of stock-based compensation expense, acquisition-related expense (benefit), net and the income tax effect of those items. We believe that this non-GAAP financial measure provides meaningful supplemental information for evaluating our operating performance.
Free cash flow is a non-GAAP financial measure that comprises net cash provided by operating activities less purchases of property and equipment and capitalized software. We use free cash flow, and ratios based on it, to conduct and evaluate our business because, although it is similar to cash flow from operations, we believe that it typically represents a more useful measure of cash flows because purchases of fixed assets, software developed for internal use and website development costs are necessary components of our ongoing operations. Free cash flow is not intended to represent the total increase or decrease in Groupon's cash balance for the applicable period.

Note on Forward-Looking Statements
The statements contained in this release that refer to plans and expectations for the next quarter or the future are forward-looking statements that involve a number of risks and uncertainties, and actual results could differ materially from those discussed. The risks and uncertainties that could cause our results to differ materially from those included in the forward-looking statements include, but are not limited to, volatility in our revenue and operating results; risks related to our business strategy; responding to changes in the market; effectively dealing with challenges arising from our international operations; retaining existing customers and adding new customers; retaining existing merchant partners and adding new merchant partners; incurring expenses as we expand our business; competing against competitors with more financial resources than us; maintaining favorable terms with our business partners; maintaining a strong brand; managing inventory and order fulfillment; integrating our technology platforms; managing refund risks; retaining our executive team; litigation; regulations, including the CARD Act and regulation of the Internet; tax liabilities; tax legislation; maintaining our information technology infrastructure; security breaches; protecting our intellectual property; handling acquisitions, joint ventures and strategic investments effectively; seasonality; payment-related risks; customer and merchant partner fraud; global economic uncertainty; compliance with rules and regulations associated with being a public company; and our ability to raise capital if necessary. We urge you to refer to the factors included under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the company's Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, copies of which may be obtained by visiting the company's Investor Relations web site at http://investor.groupon.com or the SEC's web site at www.sec.gov. Groupon's actual results could differ materially from those predicted or implied and reported results should not be considered an indication of future performance.

You should not rely upon forward-looking statements as predictions of future events. Although Groupon believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither the company nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. The forward-looking statements reflect Groupon's expectations as of November 7, 2013. Groupon undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or to changes in its expectations.

About Groupon
Groupon (NASDAQ: GRPN) is a global leader in local commerce, making it easy for people around the world to search and discover great businesses at unbeatable prices. Groupon is reinventing the traditional small business world by providing merchants with a suite of products and services, including customizable deals, payments processing capabilities and point-of-sale solutions to help them attract more customers and run their operations more effectively. By leveraging the company's global relationships and scale, Groupon offers consumers incredible deals on the best stuff to eat, see, do, and buy in 48 countries. With Groupon, shoppers discover the best a city has to offer with Groupon Local, enjoy vacations with GrouponGetaways, and find a curated selection of electronics, fashion, home furnishings and more with Groupon Goods. To subscribe to Groupon emails, visit www.Groupon.com. To learn more about the company's merchant solutions and how to work with Groupon, visit www.GrouponWorks.com.

Contacts:
Investor Relations	Public Relations
Genny Konz	Paul Taaffe
312-999-3098	312-999-3964
ir@groupon.com

Groupon, Inc.
Summary Consolidated and Segment Results
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended September 30,				Y/Y % Growth excluding FX(2)	Nine Months Ended September 30,				Y/Y % Growth excluding FX(2)
	2013	2012	Y/Y % Growth	FX Effect(2)		2013	2012	Y/Y % Growth	FX Effect(2)
Gross Billings(1):
North America	$664,999	$552,369	20.4%	$(363)	20.5%	$2,058,523	$1,654,201	24.4%	$(564)	24.5%
EMEA	443,318	396,087	11.9%	13,171	8.6%	1,417,886	1,396,027	1.6%	18,681	0.2%
Rest of World	234,331	269,800	(13.1)%	(24,522)	(4.1)%	687,814	809,504	(15.0)%	(50,628)	(8.8)%
Consolidated gross billings	$1,342,648	$1,218,256	10.2%	$(11,714)	11.2%	$4,164,223	$3,859,732	7.9%	$(32,511)	8.7%

Revenue:
North America	$360,838	$291,603	23.7%	$(126)	23.8%	$1,077,574	$790,349	36.3%	$(197)	36.4%
EMEA	147,950	187,287	(21.0)%	4,547	(23.4)%	491,710	629,198	(21.9)%	6,685	(22.9)%
Rest of World	86,271	89,662	(3.8)%	(9,665)	7.0%	235,924	276,623	(14.7)%	(19,632)	(7.6)%
Consolidated revenue	$595,059	$568,552	4.7%	$(5,244)	5.6%	$1,805,208	$1,696,170	6.4%	$(13,144)	7.2%

Income from operations	$13,812	$25,438	(45.7)%	$(1,239)	(40.8)%	$62,402	$111,562	(44.1)%	$285	(44.3)%

Net (loss) income attributable to common stockholders	$(2,580)	$(2,979)				$(14,146)	$13,712

Net (loss) earnings per share:
Basic	$(0.00)	$(0.00)				$(0.02)	$0.02
Diluted	$(0.00)	$(0.00)				$(0.02)	$0.02

Weighted average basic shares outstanding	666,432,848	653,223,610				662,531,567	648,021,943
Weighted average diluted shares outstanding	666,432,848	653,223,610				662,531,567	663,557,250

(1)	Represents the total dollar value of customer purchases of goods and services, excluding any applicable taxes and net of estimated refunds. Includes direct billings and third party and other billings.

(2)
Represents the change in financial measures that would have resulted had average exchange rates in the reporting period been the same as those in effect during the three and nine months ended September 30, 2012.

Groupon, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Operating activities
Net (loss) income	$(1,292)	$(940)	$(10,085)	$29,016
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	23,149	15,310	65,317	39,836
Stock-based compensation	26,870	22,619	89,223	77,706
Deferred income taxes	(659)	(3,389)	(1,225)	9,608
Excess tax benefits on stock-based compensation	(8,348)	(2,870)	(12,116)	(24,620)
Loss on equity method investments	25	138	58	8,694
Acquisition-related (benefit) expense, net	(1,529)	2,431	(2,276)	744
Gain on E-Commerce transaction	—	—	—	(56,032)
Change in assets and liabilities, net of acquisitions:
Restricted cash	(3,348)	973	(81)	(1,855)
Accounts receivable	11,940	(10,274)	8,999	(2,189)
Prepaid expenses and other current assets	(2,846)	(3,192)	13,146	(24,937)
Accounts payable	(3,036)	(5,094)	(25,867)	13,174
Accrued merchant and supplier payables	(34,315)	21,868	(72,290)	53,889
Accrued expenses and other current liabilities	(20,553)	4,933	(27,790)	68,010
Other, net	2,037	(425)	15,144	10,073
Net cash (used in) provided by operating activities	(11,905)	42,088	40,157	201,117

Net cash used in investing activities	(26,444)	(35,629)	(72,985)	(142,226)

Net cash (used in) provided by financing activities	(8,970)	2,707	(26,253)	18,590

Effect of exchange rate changes on cash and cash equivalents	5,165	6,047	(10,351)	595
Net (decrease) increase in cash and cash equivalents	(42,154)	15,213	(69,432)	78,076
Cash and cash equivalents, beginning of period	1,182,011	1,185,798	1,209,289	1,122,935
Cash and cash equivalents, end of period	$1,139,857	$1,201,011	$1,139,857	$1,201,011

Groupon, Inc.
Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenue:
Third party and other	$394,987	$423,564	$1,252,966	$1,466,602
Direct	200,072	144,988	552,242	229,568
Total revenue	595,059	568,552	1,805,208	1,696,170
Cost of revenue:
Third party and other	54,001	54,173	179,524	233,834
Direct	181,436	127,613	502,359	202,634
Total cost of revenue	235,437	181,786	681,883	436,468
Gross profit	359,622	386,766	1,123,325	1,259,702
Operating expenses:
Marketing	53,265	70,919	158,319	275,941
Selling, general and administrative	294,074	287,978	904,880	871,455
Acquisition-related (benefit) expense, net	(1,529)	2,431	(2,276)	744
Total operating expenses	345,810	361,328	1,060,923	1,148,140
Income from operations	13,812	25,438	62,402	111,562
Loss on equity method investments	(25)	(138)	(58)	(8,694)
Other income (expense), net	857	617	(9,772)	54,445
Income before provision for income taxes	14,644	25,917	52,572	157,313
Provision for income taxes	15,936	26,857	62,657	128,297
Net (loss) income	(1,292)	(940)	(10,085)	29,016
Net income attributable to noncontrolling interests	(1,288)	(706)	(4,061)	(2,806)
Net (loss) income attributable to Groupon, Inc.	(2,580)	(1,646)	(14,146)	26,210
Adjustment of redeemable noncontrolling interests to redemption value	—	(1,333)	—	(12,498)
Net (loss) income attributable to common stockholders	$(2,580)	$(2,979)	$(14,146)	$13,712

Net (loss) earnings per share
Basic	$(0.00)	$(0.00)	$(0.02)	$0.02
Diluted	$(0.00)	$(0.00)	$(0.02)	$0.02

Weighted average number of shares outstanding
Basic	666,432,848	653,223,610	662,531,567	648,021,943
Diluted	666,432,848	653,223,610	662,531,567	663,557,250

Groupon, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	September 30, 2013	December 31, 2012
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,139,857	$1,209,289
Accounts receivable, net	86,233	96,713
Deferred income taxes	30,692	31,211
Prepaid expenses and other current assets	136,543	150,573
Total current assets	1,393,325	1,487,786
Property, equipment and software, net of accumulated depreciation and amortization of $93,853 and $46,236, respectively	126,881	121,072
Goodwill	218,224	206,684
Intangible assets, net	33,182	42,597
Investments	104,130	84,209
Deferred income taxes, non-current	29,476	29,916
Other non-current assets	45,322	59,210
Total Assets	$1,950,540	$2,031,474
Liabilities and Equity
Current liabilities:
Accounts payable	$33,684	$59,865
Accrued merchant and supplier payables	591,476	671,305
Accrued expenses	211,718	246,924
Deferred income taxes	52,216	53,700
Other current liabilities	126,764	136,647
Total current liabilities	1,015,858	1,168,441
Deferred income taxes, non-current	20,356	20,860
Other non-current liabilities	105,529	100,072
Total Liabilities	1,141,743	1,289,373
Commitments and contingencies
Stockholders' Equity
Class A common stock, par value $0.0001 per share, 2,000,000,000 shares authorized, 666,100,949 shares issued and 665,330,049 shares outstanding at September 30, 2013 and 654,523,706 shares issued and outstanding at December 31, 2012	66	65
Class B common stock, par value $0.0001 per share, 10,000,000 shares authorized, 2,399,976 shares issued and outstanding at September 30, 2013 and December 31, 2012	—	—
Common stock, par value $0.0001 per share, 2,010,000,000 shares authorized, no shares issued and outstanding at September 30, 2013 and December 31, 2012	—	—
Additional paid-in capital	1,563,815	1,485,006
Treasury stock, at cost, 770,900 shares at September 30, 2013 and no shares at December 31, 2012	(9,014)	—
Accumulated deficit	(767,623)	(753,477)
Accumulated other comprehensive income	23,579	12,446
Total Groupon, Inc. Stockholders' Equity	810,823	744,040
Noncontrolling interests	(2,026)	(1,939)
Total Equity	808,797	742,101
Total Liabilities and Equity	$1,950,540	$2,031,474

Groupon, Inc.
Segment Information
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
North America
Gross billings (1)	$664,999	$552,369	$2,058,523	$1,654,201
Revenue	$360,838	$291,603	$1,077,574	$790,349
Segment cost of revenue and operating expenses (2)	335,670	252,510	962,532	667,655
Segment operating income (2)	$25,168	$39,093	$115,042	$122,694
Segment operating income as a percent of segment revenue	7.0%	13.4%	10.7%	15.5%

EMEA
Gross billings (1)	$443,318	$396,087	$1,417,886	$1,396,027
Revenue (3)	$147,950	$187,287	$491,710	$629,198
Segment cost of revenue and operating expenses (2)	132,346	158,179	417,222	531,968
Segment operating income (2)	$15,604	$29,108	$74,488	$97,230
Segment operating income as a percent of segment revenue	10.5%	15.5%	15.1%	15.5%

Rest of World
Gross billings (1)	$234,331	$269,800	$687,814	$809,504
Revenue	$86,271	$89,662	$235,924	$276,623
Segment cost of revenue and operating expenses (2)	87,890	107,375	276,105	306,535
Segment operating loss (2)	$(1,619)	$(17,713)	$(40,181)	$(29,912)
Segment operating loss as a percent of segment revenue	(1.9)%	(19.8)%	(17.0)%	(10.8)%

Consolidated
Gross billings (1)	$1,342,648	$1,218,256	$4,164,223	$3,859,732
Revenue	$595,059	$568,552	$1,805,208	$1,696,170
Segment cost of revenue and operating expenses (2)	555,906	518,064	1,655,859	1,506,158
Segment operating income (2)	$39,153	$50,488	$149,349	$190,012
Segment operating income as a percent of segment revenue	6.6%	8.9%	8.3%	11.2%

Stock-based compensation	26,870	22,619	89,223	77,706
Acquisition-related (benefit) expense, net	(1,529)	2,431	(2,276)	744
Income from operations	13,812	25,438	62,402	111,562
Loss on equity method investments	25	138	58	8,694
Other (income) expense, net	(857)	(617)	9,772	(54,445)
Income before provision for income taxes	14,644	25,917	52,572	157,313
Provision for income taxes	15,936	26,857	62,657	128,297
Net (loss) income	$(1,292)	$(940)	$(10,085)	$29,016

(1)	Represents the total dollar value of customer purchases of goods and services, excluding any applicable taxes and net of estimated refunds. Includes direct billings and third party and other billings.

(2)	Segment cost of revenue and operating expenses and segment operating income (loss) exclude stock-based compensation and acquisition-related (benefit) expense, net.

(3)
EMEA segment revenue for the three and nine months ended September 30, 2012 included an $18.5 million one-time increase to third party revenue for unredeemed vouchers ("Groupons") in Germany, which represented the cumulative impact of deals in that jurisdiction for which, based on a German tax ruling, the Company's obligation to the merchant would have ended prior to the quarter ended September 30, 2012.

Groupon, Inc.
Non-GAAP Reconciliation Schedules
(in thousands, except share and per share amounts)
(unaudited)

The following are reconciliations of diluted earnings per share excluding stock-based compensation and acquisition-related benefit, net and foreign exchange rate neutral operating results to the most comparable U.S. GAAP financial measures. See "Supplemental Financial Information and Business Metrics" for reconciliations of Adjusted EBITDA, operating income excluding stock-based compensation and acquisition-related benefit, net and free cash flow to the most comparable U.S. GAAP financial measures.

The following is a reconciliation of diluted net loss per share to diluted earnings per share excluding stock-based compensation and acquisition-related benefit, net for the three and nine months ended September 30, 2013:

	Three Months Ended September 30, 2013	Nine Months Ended September 30, 2013
Net loss attributable to common stockholders	$(2,580)	$(14,146)
Stock-based compensation	26,870	89,223
Acquisition-related benefit, net	(1,529)	(2,276)
Income tax effect of adjustments	(8,292)	(27,202)
Net income attributable to common stockholders excluding stock-based compensation and acquisition-related benefit, net	$14,469	$45,599

Diluted shares	666,432,848	662,531,567
Incremental diluted shares (1)	18,501,055	15,107,135
Adjusted diluted shares	684,933,903	677,638,702

Diluted net loss per share	$(0.00)	$(0.02)
Impact of stock-based compensation and acquisition-related benefit, net and the related income tax effects	0.02	0.09
Diluted earnings per share excluding stock-based compensation and acquisition-related benefit, net	$0.02	$0.07

(1)
Outstanding equity awards are not reflected in the diluted net loss per share calculation for the three and nine months ended September 30, 2013 because the effect would be antidilutive. However, those awards have been reflected in the calculation of diluted earnings per share excluding stock-based compensation and acquisition-related benefit, net for the three and nine months ended September 30, 2013 because they have a dilutive effect on that calculation.

Groupon, Inc.
Non-GAAP Reconciliation Schedules
(in thousands, except share and per share amounts)
(unaudited)

The following are reconciliations of foreign exchange rate neutral operating results to the most comparable U.S. GAAP financial measures, "Gross Billings," "Revenue" and "Income from operations," for the three and nine months ended September 30, 2013.

The effect on the Company's gross billings, revenue and income from operations from changes in exchange rates versus the U.S. Dollar for the three months ended September 30, 2013 was as follows:

	Three Months Ended September 30, 2013			Three Months Ended September 30, 2013
	At Avg. Q3 2012 Rates(1)	Exchange Rate Effect(2)	As Reported	At Avg. Q2 2013 Rates(3)	Exchange Rate Effect(2)	As Reported
Gross billings	$1,354,362	$(11,714)	$1,342,648	$1,349,460	$(6,812)	$1,342,648
Revenue	$600,303	$(5,244)	$595,059	$598,372	$(3,313)	$595,059
Income from operations	$15,051	$(1,239)	$13,812	$14,258	$(446)	$13,812

The effect on the Company's gross billings, revenue and income from operations from changes in exchange rates versus the U.S. Dollar for the nine months ended September 30, 2013 was as follows:

	Nine Months Ended September 30, 2013			Nine Months Ended September 30, 2013
	At Avg. Q3 2012 YTD Rates(1)	Exchange Rate Effect(2)	As Reported	At Avg. Q4'12 - Q2'13 Rates(3)	Exchange Rate Effect(2)	As Reported
Gross billings	$4,196,734	$(32,511)	$4,164,223	$4,185,923	$(21,700)	$4,164,223
Revenue	$1,818,352	$(13,144)	$1,805,208	$1,813,381	$(8,173)	$1,805,208
Income from operations	$62,117	$285	$62,402	$63,389	$(987)	$62,402

(1)
Represents the financial statement balances that would have resulted had average exchange rates in the reported period been the same as those in effect during the three and nine months ended September 30, 2012.

(2)	Represents the increase or decrease in reported amounts resulting from changes in exchange rates from those in effect in the comparable period.

(3)
Represents the financial statement balances that would have resulted had average exchange rates in the reported period been the same as those in effect during the three and nine months ended June 30, 2013.

Groupon, Inc.
Supplemental Financial Information and Business Metrics (14)
(financial data in thousands, except per share data; active customers in millions)
(unaudited)

	Q3 2012	Q4 2012	Q1 2013	Q2 2013	Q3 2013
Segments
North America Segment:
Gross Billings (1):
Local(2) Gross Billings:
Third Party	$349,293	$430,255	$450,140	$449,770	$401,756
Direct	6,450	—	—	693	1,040
Total Local Gross Billings	$355,743	$430,255	$450,140	$450,463	$402,796
Goods Gross Billings:
Third Party	$25,508	$31,270	$17,294	$15,501	$12,650
Direct	126,608	209,575	148,065	181,377	181,915
Total Goods Gross Billings	$152,116	$240,845	$165,359	$196,878	$194,565
Travel and Other Gross Billings:
Third Party and Other	$44,510	$47,852	$65,820	$64,864	$67,638
Direct	—	—	—	—	—
Total Travel and Other Gross Billings	$44,510	$47,852	$65,820	$64,864	$67,638
Total Gross Billings:
Third Party and Other	$419,311	$509,377	$533,254	$530,135	$482,044
Direct	133,058	209,575	148,065	182,070	182,955
Total Gross Billings	$552,369	$718,952	$681,319	$712,205	$664,999
Year-over-year growth	38%	51%	23%	30%	20%
% of Consolidated Gross Billings	45%	47%	48%	50%	50%
Gross Billings Trailing Twelve Months (TTM)	$2,130,008	$2,373,153	$2,500,915	$2,664,845	$2,777,475

Revenue (3):
Local Revenue:
Third Party	$134,993	$142,454	$171,593	$174,117	$158,189
Direct	6,450	—	—	693	1,040
Total Local Revenue	$141,443	$142,454	$171,593	$174,810	$159,229
Goods Revenue:
Third Party	$13,064	$11,877	$3,144	$4,651	$3,999
Direct	126,608	209,575	148,065	181,377	181,915
Total Goods Revenue	$139,672	$221,452	$151,209	$186,028	$185,914
Travel and Other Revenue:
Third Party and Other	$10,488	$11,445	$16,752	$16,344	$15,695
Direct	—	—	—	—	—
Total Travel and Other Revenue	$10,488	$11,445	$16,752	$16,344	$15,695
Total Revenue:
Third Party and Other Revenue	$158,545	$165,776	$191,489	$195,112	$177,883
Direct Revenue	133,058	209,575	148,065	182,070	182,955
Total Revenue	$291,603	$375,351	$339,554	$377,182	$360,838
Year-over-year growth	81%	109%	42%	45%	24%
% of Consolidated Revenue	51%	59%	56%	62%	61%
Revenue TTM	$969,987	$1,165,700	$1,266,689	$1,383,690	$1,452,925

Cost of Revenue (4):
Local Cost of Revenue:
Third Party	$13,176	$23,203	$25,915	$19,818	$18,985
Direct	5,231	—	—	636	1,887
Total Local Cost of Revenue	$18,407	$23,203	$25,915	$20,454	$20,872
Goods Cost of Revenue:
Third Party	$1,275	$1,935	$475	$522	$480
Direct	110,329	196,789	138,278	158,529	163,825
Total Goods Cost of Revenue	$111,604	$198,724	$138,753	$159,051	$164,305
Travel and Other Cost of Revenue:
Third Party and Other	$1,024	$1,864	$2,530	$3,091	$4,092
Direct	—	—	—	—	—
Total Travel and Other Cost of Revenue	$1,024	$1,864	$2,530	$3,091	$4,092

	Q3 2012	Q4 2012	Q1 2013	Q2 2013	Q3 2013
Total Cost of Revenue:
Third Party and Other Cost of Revenue	$15,475	$27,002	$28,920	$23,431	$23,557
Direct Cost of Revenue	115,560	196,789	138,278	159,165	165,712
Total Cost of Revenue	$131,035	$223,791	$167,198	$182,596	$189,269
% of North America Total Revenue	45%	60%	49%	48%	52%

Gross Profit:
Local Gross Profit:
Third Party	$121,817	$119,251	$145,678	$154,299	$139,204
Direct	1,219	—	—	57	(847)
Total Local Gross Profit	$123,036	$119,251	$145,678	$154,356	$138,357
% of North America Total Local Revenue	87.0%	83.7%	84.9%	88.3%	86.9%
% of North America Total Local Gross Billings	34.6%	27.7%	32.4%	34.3%	34.3%
Goods Gross Profit
Third Party	$11,789	$9,942	$2,669	$4,129	$3,519
Direct	16,279	12,786	9,787	22,848	18,090
Total Goods Gross Profit	$28,068	$22,728	$12,456	$26,977	$21,609
% of North America Total Goods Revenue	20.1%	10.3%	8.2%	14.5%	11.6%
% of North America Total Goods Gross Billings	18.5%	9.4%	7.5%	13.7%	11.1%
Travel and Other Gross Profit:
Third Party and Other	$9,464	$9,581	$14,222	$13,253	$11,603
Direct	—	—	—	—	—
Total Travel and Other Gross Profit	$9,464	$9,581	$14,222	$13,253	$11,603
% of North America Total Travel and Other Revenue	90.2%	83.7%	84.9%	81.1%	73.9%
% of North America Total Travel and Other Gross Billings	21.3%	20.0%	21.6%	20.4%	17.2%
Total Gross Profit:
Third Party and Other	$143,070	$138,774	$162,569	$171,681	$154,326
Direct	17,498	12,786	9,787	22,905	17,243
Total Gross Profit	$160,568	$151,560	$172,356	$194,586	$171,569
% of North America Total Revenue	55.1%	40.4%	50.8%	51.6%	47.5%
% of North America Total Gross Billings	29.1%	21.1%	25.3%	27.3%	25.8%

Operating Income Excl Stock-Based Compensation (SBC), Acquisition-Related (Benefit) Expense, net	$39,093	$17,032	$41,366	$48,508	$25,168
Year-over-year growth	108%	(7)%	3%	12%	(36)%
% of Consolidated Operating Income Excl SBC, Acq-Related	77%	124%	81%	82%	64%
Operating Margin Excl SBC, Acq-Related (% of North America Total revenue)	13.4%	4.5%	12.2%	12.9%	7.0%
Year-over-year growth (bps)	170	(570)	(460)	(380)	(640)
Operating Income TTM Excl SBC, Acq-Related	$140,933	$139,726	$140,920	$145,999	$132,074
Operating Margin TTM Excl SBC, Acq-Related (% of North America Total TTM revenue)	14.5%	12.0%	11.1%	10.6%	9.1%
Year-over-year growth (bps)	2,100	1,120	200	(380)	(540)

EMEA Segment:
Gross Billings
Local Gross Billings:
Third Party	$182,983	$239,944	$259,423	$241,108	$207,110
Direct	—	—	—	—	—
Total Local Gross Billings	$182,983	$239,944	$259,423	$241,108	$207,110
Goods Gross Billings:
Third Party	$136,960	$195,582	$141,742	$165,413	$160,578
Direct	9,880	9,020	7,451	2,181	9,271
Total Goods Gross Billings	$146,840	$204,602	$149,193	$167,594	$169,849
Travel and Other Gross Billings:
Third Party and Other	$66,264	$87,935	$83,702	$73,548	$66,359
Direct	—	—	—	—	—
Total Travel and Other Gross Billings	$66,264	$87,935	$83,702	$73,548	$66,359
Total Gross Billings:
Third Party and Other	$386,207	$523,461	$484,867	$480,069	$434,047
Direct	9,880	9,020	7,451	2,181	9,271
Total Gross Billings	$396,087	$532,481	$492,318	$482,250	$443,318
Year-over-year growth	(21)%	2%	(8)%	4%	12%
Year-over-year growth, excluding FX (5)	(13)%	4%	(9)%	4%	9%
% of Consolidated Gross Billings	33%	35%	35%	34%	33%
Gross Billings TTM	$1,920,215	$1,928,507	$1,883,265	$1,903,136	$1,950,367

	Q3 2012	Q4 2012	Q1 2013	Q2 2013	Q3 2013
Revenue:
Local Revenue:
Third Party	$109,552	$98,668	$110,715	$109,481	$91,448
Direct	—	—	—	—	—
Total Local Revenue	$109,552	$98,668	$110,715	$109,481	$91,448
Goods Revenue:
Third Party	$49,649	$49,173	$45,875	$32,938	$32,008
Direct	9,880	9,020	7,451	2,181	9,271
Total Goods Revenue	$59,529	$58,193	$53,326	$35,119	$41,279
Travel and Other Revenue:
Third Party and Other	$18,206	$19,417	$19,757	$15,362	$15,223
Direct	—	—	—	—	—
Total Travel and Other Revenue	$18,206	$19,417	$19,757	$15,362	$15,223
Total Revenue:
Third Party and Other Revenue	$177,407	$167,258	$176,347	$157,781	$138,679
Direct Revenue	9,880	9,020	7,451	2,181	9,271
Total Revenue	$187,287	$176,278	$183,798	$159,962	$147,950
Year-over-year growth	(4)%	(27)%	(20)%	(24)%	(21)%
Year-over-year growth, excluding FX (5)	6%	(25)%	(20)%	(25)%	(23)%
% of Consolidated Revenue	33%	28%	31%	26%	25%
Revenue TTM	$869,268	$805,476	$758,918	$707,325	$667,988

Cost of Revenue:
Local Cost of Revenue:
Third Party	$10,416	$10,622	$14,192	$10,898	$10,254
Direct	—	—	—	—	—
Total Local Cost of Revenue	$10,416	$10,622	$14,192	$10,898	$10,254
Goods Cost of Revenue:
Third Party	$4,721	$5,294	$5,880	$4,705	$3,972
Direct	7,845	14,550	7,472	3,306	8,364
Total Goods Cost of Revenue	$12,566	$19,844	$13,352	$8,011	$12,336
Travel and Other Cost of Revenue:
Third Party and Other	$1,731	$2,090	$2,533	$1,522	$1,679
Direct	—	—	—	—	—
Total Travel and Other Cost of Revenue	$1,731	$2,090	$2,533	$1,522	$1,679
Total Cost of Revenue:
Third Party and Other Cost of Revenue	$16,868	$18,006	$22,605	$17,125	$15,905
Direct Cost of Revenue	7,845	14,550	7,472	3,306	8,364
Total Cost of Revenue	$24,713	$32,556	$30,077	$20,431	$24,269
% of EMEA Total Revenue	13%	18%	16%	13%	16%

Gross Profit:
Local Gross Profit:
Third Party	$99,136	$88,046	$96,523	$98,583	$81,194
Direct	—	—	—	—	—
Total Local Gross Profit	$99,136	$88,046	$96,523	$98,583	$81,194
% of EMEA Total Local Revenue	90.5%	89.2%	87.2%	90.0%	88.8%
% of EMEA Total Local Gross Billings	54.2%	36.7%	37.2%	40.9%	39.2%
Goods Gross Profit
Third Party	$44,928	$43,879	$39,995	$28,233	$28,036
Direct	2,035	(5,530)	(21)	(1,125)	907
Total Goods Gross Profit	$46,963	$38,349	$39,974	$27,108	$28,943
% of EMEA Total Goods Revenue	78.9%	65.9%	75.0%	77.2%	70.1%
% of EMEA Total Goods Gross Billings	32.0%	18.7%	26.8%	16.2%	17.0%
Travel and Other Gross Profit:
Third Party and Other	$16,475	$17,327	$17,224	$13,840	$13,544
Direct	—	—	—	—	—
Total Travel and Other Gross Profit	$16,475	$17,327	$17,224	$13,840	$13,544
% of EMEA Total Travel and Other Revenue	90.5%	89.2%	87.2%	90.1%	89.0%
% of EMEA Total Travel and Other Gross Billings	24.9%	19.7%	20.6%	18.8%	20.4%
Total Gross Profit:
Third Party and Other	$160,539	$149,252	$153,742	$140,656	$122,774
Direct	2,035	(5,530)	(21)	(1,125)	907
Total Gross Profit	$162,574	$143,722	$153,721	$139,531	$123,681
% of EMEA Total Revenue	86.8%	81.5%	83.6%	87.2%	83.6%
% of EMEA Total Gross Billings	41.0%	27.0%	31.2%	28.9%	27.9%

	Q3 2012	Q4 2012	Q1 2013	Q2 2013	Q3 2013

Operating Income Excl SBC, Acq-Related	$29,107	$8,776	$34,176	$24,708	$15,604
Year-over-year growth	14%	(77)%	(6)%	(22)%	(46)%
% of Consolidated Operating Income Excl SBC, Acq-Related	58%	64%	67%	42%	40%
Operating Margin Excl SBC, Acq-Related (% of EMEA Total revenue)	15.5%	5.0%	18.6%	15.4%	10.5%
Year-over-year growth (bps)	237	(1,073)	282	40	(500)
Operating Income TTM Excl SBC, Acq-Related	$134,945	$106,005	$103,853	$96,767	$83,264
Operating Margin TTM Excl SBC, Acq-Related (% of EMEA Total TTM revenue)	15.5%	13.2%	13.7%	13.7%	12.5%
Year-over-year growth (bps) (6)	N/A	N/A	(13)	(132)	(300)

Rest of World Segment:
Gross Billings
Local Gross Billings:
Third Party	$145,061	$128,954	$119,990	$114,630	$118,325
Direct	—	—	—	—	—
Total Local Gross Billings	$145,061	$128,954	$119,990	$114,630	$118,325
Goods Gross Billings:
Third Party	$74,504	$89,475	$70,994	$66,774	$71,127
Direct	2,050	6,581	6,778	5,625	7,846
Total Goods Gross Billings	$76,554	$96,056	$77,772	$72,399	$78,973
Travel and Other Gross Billings:
Third Party and Other	$48,185	$44,009	$36,370	$32,322	$37,033
Direct	—	—	—	—	—
Total Travel and Other Gross Billings	$48,185	$44,009	$36,370	$32,322	$37,033
Total Gross Billings:
Third Party and Other	$267,750	$262,438	$227,354	$213,726	$226,485
Direct	2,050	6,581	6,778	5,625	7,846
Total Gross Billings	$269,800	$269,019	$234,132	$219,351	$234,331
Year-over-year growth	6%	17%	(11)%	(21)%	(13)%
Year-over-year growth, excluding FX (5)	15%	20%	(6)%	(16)%	(4)%
% of Consolidated Gross Billings	22%	18%	17%	16%	17%
Gross Billings TTM	$1,040,377	$1,078,524	$1,048,973	$992,302	$956,833

Revenue:
Local Revenue:
Third Party	$54,632	$46,166	$45,085	$43,323	$51,507
Direct	—	—	—	—	—
Total Local Revenue	$54,632	$46,166	$45,085	$43,323	$51,507
Goods Revenue:
Third Party	$21,661	$25,529	$18,062	$14,985	$17,215
Direct	2,050	6,580	6,778	5,625	7,846
Total Goods Revenue	$23,711	$32,109	$24,840	$20,610	$25,061
Travel and Other Revenue:
Third Party and Other	$11,319	$8,398	$8,125	$7,670	$9,703
Direct	—	—	—	—	—
Total Travel and Other Revenue	$11,319	$8,398	$8,125	$7,670	$9,703
Total Revenue:
Third Party and Other Revenue	$87,612	$80,093	$71,272	$65,978	$78,425
Direct Revenue	2,050	6,580	6,778	5,625	7,846
Total Revenue	$89,662	$86,673	$78,050	$71,603	$86,271
Year-over-year growth	20%	20%	(14)%	(26)%	(4)%
Year-over-year growth, excluding FX	30%	23%	(8)%	(21)%	7%
% of Consolidated Revenue	16%	14%	13%	12%	14%
Revenue TTM	$349,079	$363,296	$350,984	$325,988	$322,597

Cost of Revenue:
Local Cost of Revenue:
Third Party	$13,313	$9,801	$5,923	$7,962	$7,403
Direct	—	—	—	—	—
Total Local Cost of Revenue	$13,313	$9,801	$5,923	$7,962	$7,403
Goods Cost of Revenue:
Third Party	$5,981	$7,264	$11,501	$5,569	$5,685
Direct	4,208	7,228	6,627	6,075	7,360
Total Goods Cost of Revenue	$10,189	$14,492	$18,128	$11,644	$13,045

	Q3 2012	Q4 2012	Q1 2013	Q2 2013	Q3 2013
Travel and Other Cost of Revenue:
Third Party and Other	$2,536	$1,832	$1,067	$1,420	$1,451
Direct	—	—	—	—	—
Total Travel and Other Cost of Revenue	$2,536	$1,832	$1,067	$1,420	$1,451
Total Cost of Revenue:
Third Party and Other Cost of Revenue	$21,830	$18,897	$18,491	$14,951	$14,539
Direct Cost of Revenue	4,208	7,228	6,627	6,075	7,360
Total Cost of Revenue	$26,038	$26,125	$25,118	$21,026	$21,899
% of Rest of World Total Revenue	29%	30%	32%	29%	25%

Gross Profit:
Local Gross Profit:
Third Party	$41,319	$36,365	$39,162	$35,361	$44,104
Direct	—	—	—	—	—
Total Local Gross Profit	$41,319	$36,365	$39,162	$35,361	$44,104
% of Rest of World Total Local Revenue	75.6%	78.8%	86.9%	81.6%	85.6%
% of Rest of World Total Local Gross Billings	28.5%	28.2%	32.6%	30.8%	37.3%
Goods Gross Profit
Third Party	$15,680	$18,265	$6,561	$9,416	$11,530
Direct	(2,158)	(648)	151	(450)	486
Total Goods Gross Profit	$13,522	$17,617	$6,712	$8,966	$12,016
% of Rest of World Total Goods Revenue	57.0%	54.9%	27.0%	43.5%	47.9%
% of Rest of World Total Goods Gross Billings	17.7%	18.3%	8.6%	12.4%	15.2%
Travel and Other Gross Profit:
Third Party and Other	$8,783	$6,566	$7,058	$6,250	$8,252
Direct	—	—	—	—	—
Total Travel and Other Gross Profit	$8,783	$6,566	$7,058	$6,250	$8,252
% of Rest of World Total Travel and Other Revenue	77.6%	78.2%	86.9%	81.5%	85.0%
% of Rest of World Total Travel and Other Gross Billings	18.2%	14.9%	19.4%	19.3%	22.3%
Total Gross Profit:
Third Party and Other	$65,782	$61,196	$52,781	$51,027	$63,886
Direct	(2,158)	(648)	151	(450)	486
Total Gross Profit	$63,624	$60,548	$52,932	$50,577	$64,372
% of Rest of World Total Revenue	71.0%	69.9%	67.8%	70.6%	74.6%
% of Rest of World Total Gross Billings	23.6%	22.5%	22.6%	23.1%	27.5%
Operating Loss Excl SBC, Acq-Related	$(17,712)	$(12,105)	$(24,389)	$(14,173)	$(1,619)
Year-over-year growth	(62)%	(68)%	174%	(331)%	91%
% of Consolidated Operating Income Excl SBC, Acq-Related	(35)%	(88)%	(48)%	(24)%	(4)%
Operating Margin Excl SBC, Acq-Related (% of Rest of World Total revenue)	(19.8)%	(14.0)%	(31.2)%	(19.8)%	(1.9)%
Year-over-year growth (bps)	4,222	3,848	(2,139)	(1,640)	1,790
Operating Loss TTM Excl SBC, Acq-Related	$(67,914)	$(42,016)	$(57,495)	$(68,379)	$(52,286)
Operating Margin TTM Excl SBC, Acq-Related (% of Rest of World Total TTM revenue)	(19.5)%	(11.6)%	(16.4)%	(21.0)%	(16.2)%
Year-over-year growth (bps) (6)	N/A	N/A	3,590	788	330

Consolidated Results of Operations
Gross Billings
Local Gross Billings:
Third Party	$677,337	$799,153	$829,553	$805,508	$727,191
Direct	6,450	—	—	693	1,040
Total Local Gross Billings	$683,787	$799,153	$829,553	$806,201	$728,231
Goods Gross Billings:
Third Party	$236,972	$316,327	$230,030	$247,688	$244,355
Direct	138,538	225,176	162,294	189,183	199,032
Total Goods Gross Billings	$375,510	$541,503	$392,324	$436,871	$443,387
Travel and Other Gross Billings:
Third Party and Other	$158,959	$179,796	$185,892	$170,734	$171,030
Direct	—	—	—	—	—
Total Travel and Other Gross Billings	$158,959	$179,796	$185,892	$170,734	$171,030
Total Gross Billings:
Third Party and Other	$1,073,268	$1,295,276	$1,245,475	$1,223,930	$1,142,576
Direct	144,988	225,176	162,294	189,876	200,072
Total Gross Billings	$1,218,256	$1,520,452	$1,407,769	$1,413,806	$1,342,648
Year-over-year growth	5%	24%	4%	10%	10%
Year-over-year growth, excluding FX	11%	25%	5%	11%	11%
Gross Billings (TTM)	$5,090,600	$5,380,184	$5,433,153	$5,560,283	$5,684,675
Year-over-year growth	61%	35%	16%	11%	12%

	Q3 2012	Q4 2012	Q1 2013	Q2 2013	Q3 2013
Revenue:
Local Revenue:
Third Party	$299,177	$287,288	$327,393	$326,921	$301,144
Direct	6,450	—	—	693	1,040
Total Local Revenue	$305,627	$287,288	$327,393	$327,614	$302,184
Goods Revenue:
Third Party	$84,374	$86,579	$67,081	$52,574	$53,222
Direct	138,538	225,175	162,294	189,183	199,032
Total Goods Revenue	$222,912	$311,754	$229,375	$241,757	$252,254
Travel and Other Revenue:
Third Party and Other	$40,013	$39,260	$44,634	$39,376	$40,621
Direct	—	—	—	—	—
Total Travel and Other Revenue	$40,013	$39,260	$44,634	$39,376	$40,621
Total Revenue:
Third Party and Other Revenue	$423,564	$413,127	$439,108	$418,871	$394,987
Direct Revenue	144,988	225,175	162,294	189,876	200,072
Total Revenue	$568,552	$638,302	$601,402	$608,747	$595,059
Year-over-year growth	32%	30%	8%	7%	5%
Year-over-year growth, excluding FX	38%	31%	8%	8%	6%
Total Consolidated Revenue TTM	$2,188,334	$2,334,472	$2,376,591	$2,417,003	$2,443,510
Year-over-year growth	70%	45%	27%	18%	12%

Cost of Revenue:
Local Cost of Revenue:
Third Party	$36,905	$43,626	$46,030	$38,678	$36,642
Direct	5,231	—	—	636	1,887
Total Local Cost of Revenue	$42,136	$43,626	$46,030	$39,314	$38,529
Goods Cost of Revenue:
Third Party	$11,977	$14,493	$17,856	$10,796	$10,137
Direct	122,382	218,567	152,377	167,910	179,549
Total Goods Cost of Revenue	$134,359	$233,060	$170,233	$178,706	$189,686
Travel and Other Cost of Revenue:
Third Party and Other	$5,291	$5,786	$6,130	$6,033	$7,222
Direct	—	—	—	—	—
Total Travel and Other Cost of Revenue	$5,291	$5,786	$6,130	$6,033	$7,222
Total Cost of Revenue:
Third Party and Other Cost of Revenue	$54,173	$63,905	$70,016	$55,507	$54,001
Direct Cost of Revenue	127,613	218,567	152,377	168,546	181,436
Total Cost of Revenue	$181,786	$282,472	$222,393	$224,053	$235,437
% of Total Consolidated Revenue	32%	44%	37%	37%	40%

Gross Profit:
Local Gross Profit:
Third Party	$262,272	$243,662	$281,363	$288,243	$264,502
Direct	1,219	—	—	57	(847)
Total Local Gross Profit	$263,491	$243,662	$281,363	$288,300	$263,655
% of Total Consolidated Local Revenue	86.2%	84.8%	85.9%	88.0%	87.2%
% of Total Consolidated Local Gross Billings	38.5%	30.5%	33.9%	35.8%	36.2%
Goods Gross Profit
Third Party	$72,397	$72,086	$49,225	$41,778	$43,085
Direct	16,156	6,608	9,917	21,273	19,483
Total Goods Gross Profit	$88,553	$78,694	$59,142	$63,051	$62,568
% of Total Consolidated Goods Revenue	39.7%	25.2%	25.8%	26.1%	24.8%
% of Total Consolidated Goods Gross Billings	23.6%	14.5%	15.1%	14.4%	14.1%
Travel and Other Gross Profit:
Third Party and Other	$34,722	$33,474	$38,504	$33,343	$33,399
Direct	—	—	—	—	—
Total Travel and Other Gross Profit	$34,722	$33,474	$38,504	$33,343	$33,399
% of Total Consolidated Travel and Other Revenue	86.8%	85.3%	86.3%	84.7%	82.2%
% of Total Consolidated Travel and Other Gross Billings	21.8%	18.6%	20.7%	19.5%	19.5%
Total Gross Profit:
Third Party and Other	$369,391	$349,222	$369,092	$363,364	$340,986
Direct	17,375	6,608	9,917	21,330	18,636
Total Gross Profit	$386,766	$355,830	$379,009	$384,694	$359,622
% of Total Consolidated Revenue	68.0%	55.7%	63.0%	63.2%	60.4%
% of Total Consolidated Gross Billings	31.7%	23.4%	26.9%	27.2%	26.8%

	Q3 2012	Q4 2012	Q1 2013	Q2 2013	Q3 2013

Operating Income Excl SBC, Acq-Related	$50,488	$13,703	$51,153	$59,043	$39,153
Year-over-year growth	N/A	(24)%	(24)%	(18)%	(22)%
Operating Margin Excl SBC, Acq-Related (% of Total Consolidated revenue)	8.9%	2.1%	8.5%	9.7%	6.6%
Year-over-year growth (bps)	930	(150)	(360)	(300)	(230)
Operating Income TTM Excl SBC, Acq-Related	$207,964	$203,715	$187,278	$174,387	$163,052
Operating Margin TTM Excl SBC, Acq-Related (% of Total Consolidated TTM revenue)	9.5%	8.7%	7.9%	7.2%	6.7%
Year-over-year growth (bps)	3,320	1,770	680	(40)	(280)

Operating Income (Loss)	$25,438	$(12,861)	$21,178	$27,412	$13,812
Year-over-year growth	N/A	14%	(47)%	(41)%	(46)%
Operating Margin (% of Total Consolidated revenue)	4.5%	(2.0)%	3.5%	4.5%	2.3%
Year-over-year growth (bps)	457	100	(360)	(370)	(220)
Operating Income TTM	$96,590	$98,701	$80,240	$61,167	$49,541
Operating Margin TTM (% of Total Consolidated TTM revenue)	4.4%	4.2%	3.4%	2.5%	2.0%
Year-over-year growth (bps)	4,740	1,870	750	(100)	(240)

Net Loss Attributable to Common Stockholders	$(2,979)	$(81,089)	$(3,992)	$(7,574)	$(2,580)
Weighted Average Basic Shares Outstanding	653,224	655,678	658,800	662,361	666,433
Weighted Average Diluted Shares Outstanding (7)	653,224	655,678	658,800	662,361	666,433
Net Loss per Share
Basic	$(0.00)	$(0.12)	$(0.01)	$(0.01)	$(0.00)
Diluted	$(0.00)	$(0.12)	$(0.01)	$(0.01)	$(0.00)

Groupon, Inc.
Supplemental Financial Information and Business Metrics (14)
(financial data in thousands, except per share data; active customers in millions)
(unaudited)

The following is a quarterly reconciliation of Adjusted EBITDA to the most comparable U.S. GAAP financial measure, "Net loss" and a quarterly reconciliation of operating income, excluding stock-based compensation and acquisition-related (expense) benefit, net, to the most comparable U.S. GAAP financial measure, "Operating income (loss)." (8)

	Q3 2012	Q4 2012	Q1 2013	Q2 2013	Q3 2013
Adjusted EBITDA	$65,798	$29,668	$71,853	$80,511	$62,302
Depreciation and amortization	(15,310)	(15,965)	(20,700)	(21,468)	(23,149)
Operating income, excluding stock-based compensation and acquisition-related (expense) benefit, net	50,488	13,703	51,153	59,043	39,153
Stock-based compensation	(22,619)	(26,411)	(29,907)	(32,446)	(26,870)
Acquisition-related (expense) benefit, net	(2,431)	(153)	(68)	815	1,529
Operating income (loss)	25,438	(12,861)	21,178	27,412	13,812
Non-operating items:
Loss on equity method investments	(138)	(1,231)	(19)	(14)	(25)
Other income (expense), net	617	(48,279)	(5,064)	(5,565)	857
Provision for income taxes	(26,857)	(17,676)	(19,337)	(27,384)	(15,936)
Net loss	$(940)	$(80,047)	$(3,242)	$(5,551)	$(1,292)

The following is a trailing twelve months reconciliation of Operating income, excluding stock-based compensation and acquisition-related (expense) benefit, net to the most comparable U.S. GAAP financial measure, "Operating income." (8)

	Q3 2012	Q4 2012	Q1 2013	Q2 2013	Q3 2013

Operating income, excluding stock-based compensation and acquisition-related (expense) benefit, net TTM	$207,964	$203,715	$187,278	$174,387	$163,052
Stock-based compensation	(110,374)	(104,117)	(106,021)	(111,383)	(115,634)
Acquisition-related (expense) benefit, net	(1,000)	(897)	(1,017)	(1,837)	2,123
Operating income TTM	$96,590	$98,701	$80,240	$61,167	$49,541

The following is a quarterly reconciliation of foreign exchange rate neutral Gross Billings growth from the comparable quarterly periods of the prior year to reported Gross Billings growth from the comparable quarterly periods of the prior year.(9)

	Q3 2012	Q4 2012	Q1 2013	Q2 2013	Q3 2013

EMEA Gross Billings growth, excluding FX	(13)%	4%	(9)%	4%	9%
FX Effect	(8)%	(2)%	1%	—%	3%
EMEA Gross Billings growth	(21)%	2%	(8)%	4%	12%

Rest of World Gross Billings growth, excluding FX	15%	20%	(6)%	(16)%	(4)%
FX Effect	(9)%	(3)%	(5)%	(5)%	(9)%
Rest of World Gross Billings growth	6%	17%	(11)%	(21)%	(13)%

Consolidated Gross Billings growth, excluding FX	11%	25%	5%	11%	11%
FX Effect	(6)%	(1)%	(1)%	(1)%	(1)%
Consolidated Gross Billings growth	5%	24%	4%	10%	10%

The following is a quarterly reconciliation of foreign exchange rate neutral Revenue growth from the comparable quarterly periods of the prior year to reported Revenue growth from the comparable quarterly periods of the prior year. (9)

	Q3 2012	Q4 2012	Q1 2013	Q2 2013	Q3 2013

EMEA Revenue growth, excluding FX	6%	(25)%	(20)%	(25)%	(23)%
FX Effect	(10)%	(2)%	—%	1%	2%
EMEA Revenue growth	(4)%	(27)%	(20)%	(24)%	(21)%

Rest of World Revenue growth, excluding FX	30%	23%	(8)%	(21)%	7%
FX Effect	(10)%	(3)%	(6)%	(5)%	(11)%
Rest of World Revenue growth	20%	20%	(14)%	(26)%	(4)%

Consolidated Revenue growth, excluding FX	38%	31%	8%	8%	6%
FX Effect	(6)%	(1)%	—%	(1)%	(1)%
Consolidated Revenue growth	32%	30%	8%	7%	5%

Groupon, Inc.
Supplemental Financial Information and Business Metrics (14)
(financial data in thousands, except per share data; active customers in millions)
(unaudited)

The following is a reconciliation of free cash flow to the most comparable U.S. GAAP financial measure, "Net cash provided by (used in) operating activities."

	Q3 2012	Q4 2012	Q1 2013	Q2 2013	Q3 2013

Net cash provided by (used in) operating activities	$42,088	$65,717	$8,760	$43,302	$(11,905)
Purchases of property and equipment and capitalized software	(16,010)	(40,034)	(14,468)	(14,042)	(15,064)
Free cash flow(10)	$26,078	$25,683	$(5,708)	$29,260	$(26,969)

Net cash provided by operating activities (TTM)	$370,194	$266,834	$191,880	$159,867	$105,874
Purchases of property and equipment and capitalized software (TTM)	(69,788)	(95,836)	(97,221)	(84,554)	(83,608)
Free cash flow (TTM)	$300,406	$170,998	$94,659	$75,313	$22,266

Net cash used in investing activities	$(35,629)	$(52,753)	$(30,679)	$(15,862)	$(26,444)
Net cash provided by (used in) financing activities	$2,707	$(6,495)	$(9,342)	$(7,941)	$(8,970)

Net cash used in investing activities (TTM)	$(177,133)	$(194,979)	$(179,214)	$(134,923)	$(125,738)
Net cash provided by (used in) financing activities (TTM)	$765,503	$12,095	$11,028	$(21,071)	$(32,748)

Other Metrics:
Active Customers (11)
North America	16.0	17.2	18.2	19.1	19.9
EMEA	14.4	14.3	14.0	13.9	14.0
Rest of World	9.1	9.5	9.5	9.6	9.6
Total Active Customers	39.5	41.0	41.7	42.6	43.5

TTM Gross Billings / Average Active Customer(12)
North America	$148	$152	$151	$156	$155
EMEA	$160	$146	$137	$135	$137
Rest of World	$133	$126	$116	$108	$102
Consolidated	$149	$144	$138	$138	$137

Headcount
Sales(13)	5,087	4,677	4,566	4,679	4,801
% North America	24%	25%	28%	26%	28%
% EMEA	43%	42%	38%	39%	37%
% Rest of World	33%	33%	34%	35%	35%
Other	6,779	6,717	6,433	6,306	6,453
Total Headcount	11,866	11,394	10,999	10,985	11,254

(1)	Represents the total dollar value of customer purchases of goods and services, excluding any applicable taxes and net of estimated refunds. Includes direct billings and third party and other billings.

(2)	Local represents deals from local merchants, deals with national merchants, and deals through local events (i.e., GrouponLive deals).

(3)
Third party revenue is related to sales for which the Company acts as a marketing agent for the merchant. This revenue is recorded on a net basis. Direct revenue is primarily related to the sale of products for which the Company is the merchant of record. These revenues are accounted for on a gross basis, with the cost of inventory included in cost of revenue.

(4)
Cost of revenue is comprised of direct and certain indirect costs incurred to generate revenue. Direct cost of revenue includes the cost of inventory, shipping and fulfillment costs and inventory markdowns. Third party cost of revenue includes estimated refunds for which the merchant's share is not recoverable. Other costs incurred to generate revenue are allocated to cost of third party and other revenue and direct revenue for each of our categories (Local, Goods, and Travel and Other) in proportion to relative gross billings during the period.

(5)	Represents the change in financial measures that would have resulted had average exchange rates in the reporting period been the same as those in effect in the prior year period.

(6)
International operating margin information broken out between EMEA and Rest of World is not readily available for quarterly periods during the year ended December 31, 2010. Therefore, the Company is presenting year-over-year basis point (bps) growth for operating margin TTM excluding stock-based compensation and acquisition-related expense (benefit), net beginning in the first quarter of 2013.

(7)
The weighted-average diluted shares outstanding is calculated using the weighted-average number of common shares and, if dilutive, potential common shares outstanding during the period. Potential common shares consist of the incremental common shares issuable upon the exercise of stock options and vesting of restricted stock units and restricted shares, as calculated using the treasury stock method.

(8)
Adjusted EBITDA and Operating income excluding stock-based compensation and acquisition-related (expense) benefit, net are non-GAAP financial measures. The Company reconciles Adjusted EBITDA to the most comparable U.S. GAAP financial measure, "Net loss" for the periods presented, and the Company reconciles Operating income excluding stock-based compensation and acquisition-related (expense) benefit, net to the most comparable U.S. GAAP financial measure, "Operating income (loss)," for the periods presented.

(9)
Foreign Exchange Rate neutral operating results are non-GAAP financial measures. The Company reconciles "foreign exchange rate neutral Gross Billings growth" and "foreign exchange rate neutral Revenue growth" to year-over-year growth rates for the most comparable U.S. GAAP financial measures, "Gross Billings" and "Revenue," respectively, for the periods presented.

(10)
Free cash flow is a non-GAAP financial measure. The Company reconciles this measure to the most comparable U.S. GAAP financial measure, ''Net cash provided by (used in) operating activities," for the periods presented.

(11)	Reflects the total number of unique user accounts who have purchased a Groupon during the trailing twelve months.

(12)	Reflects the total gross billings generated in the trailing twelve months per average active customer over that period.

(13)	Includes inside and outside merchant sales representatives, as well as sales support.

(14)	The definition, methodology and appropriateness of each of our supplemental metrics is reviewed periodically. As a result, metrics are subject to removal and/or change.